SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        ECLIPSE ENTERTAINMENT GROUP, INC.
        (Exact name of small business issuer as specified in its charter)


           Nevada                                                91-1766849
(State or other jurisdiction                                   (IRS Employer
     of incorporation)                                       Identification No.)


                           CONSULTING SERVICE CONTRACT
                              (Full Title of Plan)


                                  Art Birzneck
             10520 Venice Boulevard, Culver City, California , 90232
                     (Name and address of agent for service)


                                 (310) 836-6790
          (Telephone number, including area code, of agent for service)


                                   Copies to:

                              Adam U. Shaikh, Esq.
                             Harmon & Shaikh, Chtd.
                              4089 Industrial Road
                               Las Vegas, NV 89103
                                 (702) 733-0036

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                  Proposed maximum        Proposed maximum
Title of securities to    Amount to be            offering price per      aggregate offering      Amount of
be registered             registered              unit(1)                 price                   Registration Fee(2)
---------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.001 per share     1,500,000 shares        $.09                    $135,000.00             $12.42
=====================================================================================================================

(1) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of January 3, 2002, a date within five business days prior to the date of filing of this registration statement.

(2) Pursuant to Rule 457(c), based on price of $.09 per share, the average bid and asked price of the registrant's common stock as of January 3, 2003, a date within five business days prior to the date of filing of this registration statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are incorporated herein by reference.

ITEM 1 - PLAN INFORMATION

The information required to be provided pursuant to this Item to the individual participants is set forth in the consulting services contract (the "Consulting Services Contract"). See Exhibit 10.5, incorporated by reference in Company's 10QSB filed on December 19th, 2002.

ITEM 2 - REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

We will provide without charge to each participant upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Registration Statement. Requests may be forwarded to Eclipse Entertainment Group, Inc.10520 Venice Boulevard, Culver City, California 90232 Attn: Art Birzneck Phone: (310) 836-6790.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3 - INCORPORATION OF DOCUMENTS BY REFERENCE

The contents of the following documents filed by Eclipse Entertainment Group, Inc., a Nevada corporation ("ECLE" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated into this registration statement ("Registration Statement") by reference:

(i) Registrant Statement on Form 10SB12G, filed on November 11, 1999 filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"); and

(ii) Registrant's quarterly reports on Form 10-QSB for the quarters ended March 31, 2000, June 30, 2000, September 30, 2000, March 31, 2001, June 30, 2001,
September 30, 2001, March 31, 2002, June 30, 2002, and September 30, 2002 ; and

(iii) Registrants annual reports on Form 10KSB for the year ended December 31, 2001 ; and

(iv) Registrants 8K filed on September 29, 2000.

All documents filed by us with the Commission pursuant to Sections13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing date of this Registration Statement and prior to the filing of a post- effective amendment to this Registration Statement which indicates that all securities offered have been sold or which registers all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. We will provide without charge to the participant in the written compensation contract, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM 4 - DESCRIPTION OF SECURITIES

N/A

ITEM 5 - INTEREST OF NAMED EXPERTS AND COUNSEL

None

ITEM 6 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporations bylaws in Article VI states:

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

5.1  Indemnification of Officers. Directors Employees and Agents.

Unless otherwise provided in the Articles of Incorporation, the corporation shall indemnify any individual made a party to a proceeding because he is or was an officer, director, employee or agent of the corporation against liability incurred in the proceeding, all pursuant to and consistent with the provisions of NRS 78.751, as amended from time to time.

5.2  Advance Expenses for Officers and Directors.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, but only after receipt by the corporation of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

5.3  Scope of Indemnification.

The indemnification permitted herein is intended to be to the fullest extent permissible under the laws of the State of Nevada, and any amendments thereto.

ITEM 7 - EXEMPTION FROM REGISTRATION CLAIMED

N/A

ITEM 8 - EXHIBITS

     3.1 Certificate of Incorporation of the Company (filed as Exhibit 2A to the Company's Registration Statement on Form 10SB as filed with the Commission on November 11, 1999).

     3.2 Bylaws of the Company (filed as Exhibit 2B to the Company's Registration Statement on Form 10SB as filed with the Commission on November 11, 1999).

     5.1       Letter re: Legality of Shares being issued.

    10.5 Consulting Services Contract dated August 15, 2002 between Eclipse Entertainment Group, Inc. and Gary Campbell. (incorporated by reference in Company's 10QSB filed on December 19th, 2002).

    24.1       Consent of Independent Auditors.

    24.2       Consent of Attorneys (contained in Exhibit 5.1 of this filing)

ITEM 9 - UNDERTAKINGS

(a)  UNDERTAKING TO UPDATE

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  UNDERTAKING WITH RESPECT TO DOCUMENTS INCORPORATED BY REFERENCE

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c)  UNDERTAKING WITH RESPECT TO INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on this 6th day of January, 2003.

                                        ECLIPSE ENTERTAINMENT GROUP

                                        By: /s/ Art Birzneck
                                            ------------------------------------
                                            Art Birzneck, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 6th, 2003.

                                        By: /s/ Art Birzneck
                                            ------------------------------------
                                            Art Birzneck, President